EXHIBIT 10.32

                         AGREEMENT OF PURCHASE AND SALE

                                 by and between

                              MCANY OF KEARNY, INC.

                                   ("SELLER")

                                       AND

                           DELBORNE LAND COMPANY LLC,

                      A DELAWARE LIMITED LIABILITY COMPANY,

                                  ("PURCHASER")







Dated as of October __, 2000




                            SOLOMON AND WEINBERG LLP
                               70 East 55th Street
                            New York, New York 10022
                       Attention: Howard R. Shapiro, Esq.


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                                TABLE OF CONTENTS


SECTION                                                                     PAGE

1.     SALE OF SELLER INTERESTS..............................................  2

2.     PURCHASE PRICE........................................................  2

       (a)  Purchase Price...................................................  2
       (b)  Manner of Payment................................................  2
       (c)  Delivery of Reports..............................................  3

4.     REPRESENTATIONS AND WARRANTIES OF SELLER..............................  4

5.     REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................  5

6.     TITLE.................................................................  5

7.     OBJECTIONS TO TITLE...................................................  5

       (a)  Title Objections.................................................  5
       (b)  Acceptance by Purchaser..........................................  6
       (c)  Wrongful Failure to Close........................................  6

8.     CLOSING...............................................................  6

       (a)  Closing Date.....................................................  6
       (b)  Seller's Deliveries to Purchaser.................................  7
       (c)  Purchaser's Delivery to Seller...................................  8
       (d)  Closing Costs; Fees and Disbursements of Counsel, etc............  8
                                                                 -

9.     APPORTIONMENTS........................................................  8

10.    DAMAGE OR DESTRUCTION AND EMINENT DOMAIN..............................  8

       (a)  Risk of Loss.....................................................  8
       (b)  Eminent Domain Prior to Closing..................................  9

11.    DEFAULT; REMEDIES.....................................................  9

12.    NOTICES............................................................... 10

13.    BROKERS............................................................... 11

14.    EARNEST MONEY GUARANTY................................................ 11

15.    SELLER COOPERATION.................................................... 11

16.    CONDITIONS TO CLOSING................................................. 12

       (a)  Title............................................................ 12
       (b)  Other Deliveries and Obligations................................. 12
       (c)  Representations.................................................. 12
       (d)  Documents........................................................ 13

17.    GENERAL............................................................... 13


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       (a)  Waivers.......................................................... 13
       (b)  Binding Effect................................................... 13
       (c)  Identification................................................... 13
       (d)  Captions......................................................... 13
       (e)  Entire Agreement................................................. 13
       (f)  Applicable Law................................................... 14
       (g)  Counterparts..................................................... 14
       (h)  Separability of Provisions....................................... 14
       (i)  Time for Performance............................................. 14
       (j)  Liens............................................................ 14
       (k)  Attorney's Fees.................................................. 14



EXHIBITS

Exhibit A         Description of the Property
Exhibit B         Permitted Encumbrances
Exhibit C         Form of Deed
Exhibit D         Form of Assignment of Silverman Ground Lease
Exhibit E         Adjacent Parcel

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                         AGREEMENT OF PURCHASE AND SALE


       THIS AGREEMENT OF PURCHASE AND SALE (this "AGREEMENT") is made and entered into as of the ___ day of October, 2000, by and between MCANY OF KEARNY, INC., having an address c/o MCARED Realty, 51 Sherman Hill Road, Building A, Suite A-104C, P.O. Drawer C, Woodbury, Connecticut 06798 ("SELLER"), and DELBORNE LAND COMPANY LLC, a Delaware limited liability company, having an office c/o DVL, Inc., 70 East 55th Street, New York, New York 10022 ("PURCHASER").


                              W I T N E S S E T H :
                              - - - - - - - - - -


       WHEREAS, MCANY is the owner of fee title to that certain parcel of land (the "LAND") located in the Town of Kearny, County of Hudson, and State of New Jersey, and more particularly described on EXHIBIT A annexed hereto and made a part hereof, and, to the extent of Seller's interest therein, of the buildings and improvements situate thereon the "IMPROVEMENTS"; the Land and the Improvements are collectively referred to herein as the "PROPERTY");

       WHEREAS, Seller has leased the Property to Cygnus 77 Associates, a Pennsylvania limited partnership ("CYGNUS") pursuant to a Lease Agreement, dated as of December 30, 1980 (the "SILVERMAN GROUND LEASE"), a Memorandum of which was recorded September 4, 1981 in Book 3330, Page 616 of the Hudson County Recorder's Office, New Jersey (the "OFFICE");

       WHEREAS, the lessee's interest in the Silverman Ground Lease was assigned to CY Kearny LLC, a New Jersey limited liability company ("KEARNY LLC"), as predecessor-in-interest to CY Kearny Associates, LLC, a New Jersey limited liability company ("ASSOCIATES"), pursuant to an Assignment and Assumption of Lease Agreement (the "ASSUMPTION AGREEMENT"), by and between Cygnus, as assignor, and Kearny LLC, as assignee, dated as of June 3, 1998, and recorded July 15, 1998 in Book 5309, Page 312 in the Office;

       WHEREAS, a portion of the Property is leased to Kmart Corporation, a Michigan corporation ("KMART") pursuant to that certain lease, by and between Partlin & Chananie Development Corp., a New York corporation ("P&C"), as landlord, and Kmart, as tenant, dated as of April 25, 1979 ("KMART LEASE"), a Memorandum of which was recorded August 3, 1979 in Book 3282, Page 125 in the Office, and P&C assigned its interest in the Kmart Lease to Cygnus, pursuant to an Assignment and Assumption Agreement, by and between P&C as

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assignor,  and Cygnus,  as assignee,  dated as of December 29, 1980 and recorded
September 4, 1981 in Book 3330, Page 612 in the Office, and Cygnus assigned its interest in the Kmart Lease to Associates pursuant to an Assignment and Assumption Agreement, by and between Cygnus, as assignor, and Associates, as assignee, dated as of June 3, 1998 and recorded on July 16, 1998 in Book 5311, Page 164 in the Office; and

       WHEREAS, Seller desires to sell the Property to Purchaser and Purchaser desires to purchase the Property from Seller, each upon the terms herein set forth.

       NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Ten Dollars ($10.00) and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller and Purchaser do hereby agree as follows:

       1. SALE OF THE PROPERTY. Subject to the terms and conditions of this Agreement, Seller shall sell, grant, convey, transfer, assign and deliver all of Seller's right, title and interest in the Property to Purchaser and Purchaser shall acquire the Property from Seller.

       The sale by Seller of the Property shall include all of Seller's interest, if any, in:

              (a) all rights of Seller, if any, in and to all licenses, and permits relating to the ownership and operation of the Property (collectively, the "PERMITS"); and

              (b) all easements, rights of way or use, privileges, licenses, consents appurtenances and rights belonging or appertaining to the Property, including but not limited to, strips and gores ("RIGHTS").

       2.     PURCHASE PRICE.

              (a) PURCHASE PRICE. Purchaser will pay the aggregate purchase price of Three Hundred Sixty Five Thousand ($365,000.00) Dollars (the "PURCHASE PRICE") in lawful currency of the United States of America for the Property, subject to the prorations, adjustments and credits hereinafter provided for in this Agreement.

              (b) MANNER OF PAYMENT. The Purchase Price shall be paid in the following manner:

                     (i) One Hundred Twenty-Five Thousand ($125,000.00) Dollars (such sum, together with all interest earned thereon are collectively referred to as the "EARNEST MONEY"), by check, subject to collection, payable to Seller;

                     (ii) The balance ("BALANCE") of the Purchase Price, subject to the prorations, adjustments and credits hereinafter provided for, at the Closing at Purchaser's election by payment of the full amount thereof by certified check or bank check payable to the order of Seller ("BANK CHECK"). Seller and Purchaser acknowledge and agree that the Earnest Money shall be paid to Seller at the Closing by Escrow Agent, and that Purchaser shall receive a credit

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against the Balance for the full amount of the Earnest Money.

       3. AS IS; ACCESS TO THE PROPERTY DURING CONTRACT PERIOD. Purchaser hereby acknowledges, represents, warrants and agrees to and with Seller as follows:

              (a) Except as expressly set forth herein, Purchaser is expressly purchasing the Property in its existing condition "AS IS, WHERE IS, AND WITH ALL FAULTS" with respect to all facts, circumstances, conditions and defects. Seller has no obligation to determine or correct any such facts, circumstances, conditions or defects or to compensate Purchaser for same. Purchaser acknowledges that Purchaser has fully examined the Property and is familiar and satisfied with the physical condition and state of title of the Property. Except as expressly set forth herein, Seller has not made and does not make any representations as to zoning, compliance with laws, the physical condition, structure, expenses, value of the Property, the continued occupancy by any tenant, the adequacy of fitness for use of any mechanical equipment or any other matter or thing affecting or related to the Property or this transaction which might be pertinent in considering the purchase of the Property or the entering into of this Agreement, and by reason of all the foregoing, Purchaser assumes the full risk of any loss or damage (subject to SECTION 10 below) occasioned by any fact, circumstance, condition or defect pertaining to the Property.

              (b) Seller hereby disclaims all warranties of any kind or nature whatsoever (including warranties of habitability and fitness for particular purposes), whether expressed or implied, including, without limitation, warranties with respect to the Property, except as expressly set forth in this Agreement. Purchaser further acknowledges that, except as otherwise expressly set forth in this Agreement, Purchaser is not relying upon any representation of any kind or nature made by Seller, or any of its employees or agents with respect to the Property, and that, in fact, no such representations were made except as expressly set forth in this Agreement.

              (c) DELIVERY OF REPORTS. Not more than ten (10) days after the execution of this Agreement and upon the further request by Purchaser prior to Closing, Seller, at no cost to Purchaser, shall deliver to Purchaser copies of all engineering and environmental reports, surveys, studies, service contracts, agreements and licenses, if any, in Seller's possession or control relating to the Property. Purchaser acknowledges that Seller shall not be responsible for the accuracy of the information contained in the foregoing Reports. Seller shall cooperate with Purchaser in connection with the conduct by Purchaser of its due diligence.

              (d)    Notwithstanding  anything to the contrary contained in this
SECTION 3, Purchaser and/or Purchaser's employees, consultants, engineers and agents shall have the right, subject to the rights of the tenants under the Silverman Ground Lease and the Kmart Lease respectively, to enter the Property at any time, in connection with Purchaser's due diligence of or with respect to the Property, in order to conduct any investigation, inspection, soil tests or sampling or any boring, digging, drilling or other physical intrusion of the Property. In performing Purchaser's due diligence of or with respect to the Property, Purchaser agrees that it shall use commercially reasonable efforts to not interfere with the operation of, or disturb the

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occupancy  of  any  tenant  or  subtenant  of  the  Property.  Purchaser  hereby indemnifies and holds harmless Seller from any and all claims, damage, liability, loss, cost and expense that may arise in connection with all claims arising out of the acts or omissions of Purchaser, its partners, agents, employees, licensees, invitees, contractors and consultants.

       4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants that:

              (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of New Jersey and has full power and capacity to execute and deliver this Agreement and perform its obligations arising hereunder; the execution of this Agreement and performance of Seller's obligations hereunder has been duly authorized, and such execution and performance will not violate any material term of its articles of organization. Seller is not required to obtain any consent, authorization, approval or obligation from any third party or under any law, statute, rule, regulation, judgment, order, writ, injunction or decree in order to enter into the transactions contemplated by this Agreement. This Agreement and the documents to be delivered by Seller pursuant hereto do not and will not contravene any provision of any currently applicable law or regulation which governs the right of Seller to sell the Property and/or the delivery of this Agreement;

              (b)    There is no litigation, other than pending litigation which will not be binding upon Purchaser or the Property after Closing, condemnation proceedings or adversarial proceedings involving the Property or the Silverman Ground Lease, and Seller has not prior to the date of its execution of this Agreement received written notice from any governmental instrumentality or other third parties of any such litigation or proceeding being commenced or threatened, or that the Property is not in compliance with applicable governmental laws, rules and regulations. To Seller's best knowledge, no federal, state, county, municipal or other governmental plans to restrict or change (x) access from any highway or road bounding the Property or (y) any zoning ordinance affecting the Property;

              (c) Other than the Permitted Encumbrances (as hereinafter defined), to Seller's best knowledge, Seller is neither a party to nor bound by any lease, license, occupancy, management, service, supply, maintenance or other agreement with respect to the Property;

              (d)    Seller has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor, to Seller's best knowledge, has any such petition been filed against Seller. No general assignment of the property of Seller has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Seller or any of Seller's property; and

              (e) Seller is not a "foreign person" as that term is defined for purposes of the Foreign Investment in Real Property Tax Act, Internal Revenue Code ("IRC") Section 1445, as amended, and the regulations promulgated thereunder (collectively "FIRPTA"); and

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              It  shall  be  a   condition   to   Closing   that   each  of  the
representations  and  warranties of Seller  hereunder be true and correct in all
material   respects  as  of  the  date  hereof  and  as  of  the  Closing.   The
representations and warranties of Seller hereunder shall survive the Closing for a period of one (1) year.

       5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants that:

              (a) Purchaser is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware and has full power and capacity to execute and deliver this Agreement and perform its obligations arising hereunder; the execution of this Agreement and performance of Purchaser's obligations hereunder has been duly authorized, and such execution and performance will not violate any material term of its articles of organization; Purchaser is not required to obtain any consent, authorization, approval or obligation from any third party or under any law, statute, rule, regulation, judgment, order, writ, injunction or decree in order to enter into the transactions contemplated by this Agreement. This Agreement and the documents to be delivered by Purchaser pursuant hereto do not and will not contravene any provision of any currently applicable law or regulation which governs the right of Purchaser to purchase the Property and/or the delivery of this Agreement; and

              (b) No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under Federal or State bankruptcy laws is pending against or contemplated by Purchaser.

       6. TITLE. At the Closing, fee title to the Property shall be insurable at ordinary rates, without additional premium by Purchaser's title insurance company, and good and marketable title thereto shall be conveyed and transferred to Purchaser subject only to the matters set forth on SCHEDULE B on the date hereof to that certain title insurance commitment issued by Royal Abstract Corp. on behalf of Chicago Title Insurance Company, dated May 30, 2000 under Commitment Number 62136 (subject to Seller's obligation to deliver customary title affidavits and undertakings to remove the printed exceptions 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11 on SCHEDULE B-SECTION 1 and 1, 2, 4, (to the extent said taxes, charges and assessments are due and payable), 18, 19, 20, 22 and 23 on SCHEDULE B-SECTION 2 therein) (the "PERMITTED ENCUMBRANCES").

       7.     OBJECTIONS TO TITLE.

              (a) TITLE OBJECTIONS. If, on the Closing Date, Seller is unable to convey to Purchaser title to the Property in accordance with the provisions of this Agreement, Seller may, but shall not be obligated to, upon written notice delivered to Purchaser on or prior to the Closing Date, to one or more adjournments of the Closing for a period or periods not to exceed sixty (60) days in the aggregate to enable Seller to convey such title to the Property. If Seller does not so elect to adjourn the Closing, or if at the adjourned date Seller is unable to conveytitle in accordance with the provisions of this Agreement, Purchaser may terminate this Agreement by written notice to Seller and Escrow Agent delivered on or promptly after the date scheduled for the Closing, in which event Escrow Agent shall repay to Purchaser the Earnest Money

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together with any interest  earned thereon,  subject to SECTION 14 hereof.  Upon payment of the Earnest Money this Agreement shall be deemed canceled and become void and of no further effect, and neither party hereto shall have any obligations of any nature to the other hereunder or by reason hereof. If Seller elects to adjourn the Closing as provided above, this Agreement shall remain in effect for the period or periods of adjournment, in accordance with the terms hereof. Seller shall not be required to take or bring any action or proceeding or any other steps to remove any defect in or objection to title or to fulfill any condition precedent to Purchaser's obligations under this Agreement or to expend any moneys therefor, nor shall Purchaser have any right of action against Seller therefor, at law or in equity, except that Seller shall, on or prior to the Closing, pay, discharge or remove of record or cause to be paid, discharged or removed of record at Seller's sole cost and expense all of the following items: (i) Voluntary Liens (as hereinafter defined) and (ii) other liens encumbering the Property (including, without limitation, judgments and federal, state and municipal tax liens) which, solely in the case of this CLAUSE (II),
(x) are in liquidated amounts and which may be satisfied solely by the payment of money (including the preparation or filing of appropriate satisfaction instruments in connection therewith) and (y) do not exceed in the aggregate $50,000.00. The term "VOLUNTARY LIENS" as used herein shall mean liens and other encumbrances (other than the Permitted Encumbrances) which Seller has knowingly and intentionally suffered or allowed to be placed on the Property, including, without limitation, mechanics' liens.

              (b)    ACCEPTANCE BY PURCHASER.  Notwithstanding  anything in this
SECTION 7 hereof to the contrary, Purchaser may at any time accept such title to the Property as Seller can convey, without reduction of the Purchase Price or any credit or allowance on account thereof or any claim against Seller. The acceptance of the Deed (as hereinafter defined) and the Assignment of the Silverman Ground Lease (as hereinafter defined) by Purchaser (whether or not title then comports with the provisions of SECTION 7) shall be deemed to be full performance of, and discharge of, every agreement and obligation on Seller's part to be performed under this Agreement, except for such matters which are expressly stated in this Agreement to survive the Closing.

              (c) WRONGFUL FAILURE TO CLOSE. Nothing in this SECTION 7 and nothing in this Agreement shall absolve Seller from, or limit Purchaser's rights in connection with, any wrongful act on Seller's part which results in Seller's inability to fulfill its obligations under this Agreement.

       8.     CLOSING.

              (a) CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur at the offices of Solomon and Weinberg LLP, 70 East 55th Street, New York, New York 10022, or at such other place upon which the parties shall mutually agree, at 10:00 AM, on the date selected by Purchaser in a notice given to Seller not less than five (5) days prior thereto, provided that such date shall be not earlier than January 8, 2001 and not later than February 15, 2001, subject to Seller's right to adjourn such date as set forth in SECTION 7 hereof (the "CLOSING DATE").

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              (b)    SELLER'S  DELIVERIES  TO  PURCHASER.  On or  prior  to  the
Closing Date, Seller shall execute and deliver or cause to be executed (and where required, acknowledged) and delivered to Purchaser, the following:

                     (i) A Bargain and Sale Deed with covenants against the acts of Seller, in the form annexed hereto as EXHIBIT C conveying to Purchaser insurable, good and marketable title to the Property, subject only to the Permitted Encumbrances;

                     (ii) A duly executed and acknowledged assignment, in the form annexed hereto as EXHIBIT D, of the Silverman Ground Lease (the "ASSIGNMENT OF THE SILVERMAN GROUND LEASE"), transferring and conveying all of Seller's right, title and interest as landlord thereunder, containing Purchaser's assumption of Seller's obligations under the Silverman Ground Lease accruing from and after the Closing Date;

                     (iii) A Mechanics' lien, possession and gap affidavit, and any other such affidavits, indemnities and documents as may reasonably be required by the Title Company;

                     (iv)   Certification  of  non-foreign  status,  pursuant to
Section 1445 of the Internal Revenue Code;

                     (v) The originals (or true and correct complete copies if originals are not available) of all Permits and Licenses;

                     (vi) An original counterpart of the Silverman Ground Lease and Kmart Lease;

                     (vii) either (a) a non-applicability letter, (b) a de minimus quantity exception or (c) an unconditional approval of Seller's negative declaration which Seller shall have received from the Industrial Site Evaluation Element of the New Jersey Department of Environmental Protection and Entry (the "ISRA APPROVAL"), and for which Seller shall apply pursuant to the Industrial Site Recover Act, N.J.S.A. 13:1K-8 et seq., the regulations promulgated thereunder, and any amending or successor legislation or regulations. Purchaser shall prepare and Seller shall execute such applications and documents required to obtain ISRA approval;

                     (viii) A State of New Jersey Affidavit of Consideration or Exemption, if required; and

                     (ix) Such other documents as shall be reasonably required by Purchaser or by Purchaser's Title Company in order to close and consummate the transactions contemplated hereunder.

              (c) PURCHASER'S DELIVERY TO SELLER. On the Closing Date, Purchaser shall execute and deliver to Seller, or cause to be executed and delivered to Seller:

                     (i)    the Balance of the Purchase Price;

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                     (ii)   the sums, if any, due under Article 9 herein; and

                     (iii)  counterparts   of  the  New  Jersey   Affidavit   of
Consideration or Exemption.

              (d) CLOSING COSTS; FEES AND DISBURSEMENTS OF COUNSEL, ETC. At the Closing, Purchaser shall pay the New Jersey Realty Transfer Tax ("TRANSFER TAX") imposed upon or payable in connection with the transfer of title to the Property to Purchaser and the recordation of the Deed. All such tax payments shall be made payable directly to the order of the appropriate governmental officer or the Title Company. Except as otherwise expressly provided to the contrary in this Agreement, Purchaser shall pay (i) all charges for recording and/or filing the Deed and (ii) all title charges and survey costs, including the premium on Purchaser's title insurance policy. Each of the parties hereto shall bear and pay the fees and disbursements of its own counsel, accountants and other advisors in connection with the negotiation and preparation of this Agreement and the Closing. The provisions of this SECTION 8(E) shall survive the Closing.

       9.     APPORTIONMENTS.

                     Rent and other sums paid pursuant to the Silverman Ground Lease, prior to the Closing, for the period January 1, 2001 through June 30, 2001 shall be retained by Seller, without apportionment, it being acknowledged and agreed that the semi-annual payment of rent payable in January 2001 (the "JANUARY RENT PAYMENT"), if paid prior to the Closing, shall belong to Seller. If, at Closing, any portion of the January Rent Payment is past due or has not yet been paid (the "ARREARAGE"), Purchaser shall pay to Seller the lesser of (i) the actual Arrearage or (ii) $10,000.00. Purchaser shall be entitled to all payments made in respect of any Arrearage after the Closing.

       10.    DAMAGE OR DESTRUCTION AND EMINENT DOMAIN.

              (a) RISK OF LOSS. Risk of loss by damage or destruction to the Property prior to the Closing shall be borne by Purchaser. If, prior to the Closing Date, the Property shall be damaged or destroyed by fire, storm, accident or other casualty or cause, Seller shall promptly give written notice thereof to Purchaser. In such event, the obligations of the parties hereunder shall not be affected by such damage or destruction and/or damaged condition, provided that at the Closing, Seller shall assign to Purchaser all of Seller's interest, if any, in any casualty insurance proceeds payable to Seller as a result of the damage or destruction, including rent loss proceeds, payable by reason of such damage or destruction. The Purchaser shall receive at Closing a credit against the Purchase Price for the amount of any insurance proceeds theretofore paid to Seller. Seller agrees to assist and cooperate with Purchaser in collecting the insurance proceeds.

              (b) EMINENT DOMAIN PRIOR TO CLOSING. If, prior to the Closing Date, all or any material portion of the Property is taken by eminent domain or condemnation (or is the subject of a pending or contemplated taking of all or a material portion of the Property which has not been consummated), Seller shall promptly notify Purchaser of such fact, whereupon, Purchaser shall have the option to terminate this Agreement upon written notice to the Seller given within fifteen (15) business days after the Purchaser's receipt of Seller's notice. For purposes of this Section, a material portion of the Property shall be deemed to be any portion with a value in excess of One Hundred Thousand Dollars ($100,000). If this Agreement is terminated in accordance with this subsection, Escrow Agent shall immediately return the Earnest Money to Purchaser, this Agreement shall terminate and thereafter neither party shall have any further rights or obligations hereunder. If Purchaser does not exercise its option to terminate this Agreement pursuant to this clause (b), Seller shall, at the Closing, assign and deliver to Purchaser all awards for the taking by eminent domain or condemnation, and there shall be no adjustment of the Purchase Price.

       11.    DEFAULT; REMEDIES.

              (a) In the event Purchaser shall default in the performance of Purchaser's obligations under this Agreement and the Closing does not occur as a result thereof (a "PURCHASER DEFAULT"), Seller's sole and exclusive remedy shall be, and Seller shall be entitled, to retain the Earnest Money and any interest earned thereon as and for full and complete liquidated and agreed damages for Purchaser's default, and Purchaser shall be released from any further liability to Seller hereunder. Seller and Purchaser agree that it would be impractical and extremely difficult to estimate the damages which seller may suffer upon a purchaser default and that the Earnest Money and any interest earned thereon, represents a reasonable estimate of the total net detriment that seller would suffer upon a purchaser default. Such liquidated and agreed damages are not intended as a forfeiture or a penalty within the meaning of applicable law.

              (b)    In the event that Seller shall  default in the  performance of Seller's obligations under this Agreement and the Closing does not occur as a result thereof, Purchaser shall be entitled, to either (a) terminate this Agreement, in which event Seller shall promptly refund to Purchaser the Earnest Money, together with interest thereon computed at nine percent (9%) per annum from the date hereof until the date of such termination, and thereafter at the rate of twenty four percent (24%) (the "DEFAULT RATE") per annum until paid, together with reimbursement of Purchaser's Costs, as hereinafter defined, upon which Seller shall be released from any further liability to Purchaser hereunder, or (b) seek specific performance of Seller's obligation to convey title to the Property as provided hereunder. As used herein, the term "PURCHASER'S COSTS" shall mean the out-of-pocket costs and expenses paid or incurred by Purchaser, not to exceed Twenty-Five Thousand and 00/100 ($25,000.00), including without limitation, reasonable fees and disbursements of attorneys and other professionals engaged by Purchaser in connection with its evaluation of the Property, engineering and environmental testing, title examination and survey, and preparation and negotiation of this Agreement.

       12. NOTICES. All notices, demands and requests provided for in this Agreement (collectively, "NOTICE" or "NOTICES") shall be in writing. All such Notices shall be personally delivered or sent by fax or telecopier (with a hard copy sent by overnight courier), by overnight courier service (such as Federal Express), or by United States certified mail, return receipt requested, postage prepaid, addressed as set forth as follows:

                           If to Seller:

                                    MCANY of Kearny, Inc.
                                    c/o MCARED Realty
                                    51 Sherman Hill Road
                                    Building A, Suite A-104C
                                    P.O. Drawer C
                                    Woodbury, Connecticut  06798

                           If to Purchaser:

                                    Delborne Land Company LLC
                                    c/o DVL, Inc.
                                    70 East 55th Street
                                    New York, New York 10022
                                    Attention: Gary Flicker

                           With a copy to:

                                    Howard R. Shapiro, Esq.
                                    Solomon and Weinberg LLP
                                    70 East 55th Street
                                    New York, New York  10022

Such Notice shall be effective (i) if hand-delivered, upon delivery, (ii) on the next business day, if deposited and sent by overnight courier, (iii) if mailed, two (2) business days after such notice shall be deposited with the United States Post Office, or upon actual receipt, whichever first occurs, or (iv) on the same day as sent via fax or via telecopier, if sent on a business day, or on the next business day if sent on a non- business day; provided that in either case, a "hard copy" of such notice is deposited with an overnight courier service on the same day the Fax or telecopy is sent, or on the next business day if the fax or telecopy is sent on a non-business day.

       13. BROKERS. Purchaser and Seller each represent and warrant to the other that it has not dealt with any broker, consultant, finder or like agent who might be entitled to a commission or compensation on account of introducing the parties hereto, the negotiation or execution of this Agreement or the closing of the transactions contemplated hereby, other than Roger Stern ("STERN"). Each of Purchaser and Seller shall at Closing pay to Stern the sum of Five Thousand Dollars ($5,000.00) as Stern's sole compensation for his assistance bringing about this transaction. Purchaser agrees to indemnify and hold Seller harmless from and against all claims, losses, liabilities and expenses (including, without limitation, reasonable attorneys fees and disbursements) which may be asserted against, imposed upon or incurred by such party by reason of the breach by Purchaser of its representations made in this
SECTION 13. Seller agrees to indemnify and hold Purchaser harmless from and against all claims, losses, liabilities and expenses (including without limitation, reasonable attorneys fees and disbursements) which may be asserted against, imposed upon or incurred by Purchaser by reason of the breach by Seller of its representations made in this SECTION 13. The provisions of this SECTION 13 shall survive the Closing or other termination of this Agreement.

       14. EARNEST MONEY GUARANTY. By his signature at the foot of this Agreement, Benedict A. Silverman ("GUARANTOR"), the principal shareholder of Seller, guarantees the prompt return to Purchaser of the Earnest Money (together with interest, if any, payable to Purchaser), if at any time pursuant to this Agreement Purchaser shall be entitled to same. Guarantor agrees that if the Earnest Money (and applicable interest thereon) is not paid to Purchaser within five (5) days of the date Purchaser becomes entitled thereto (the "RETURN DATE"), interest shall accrue at the Default Rate and be payable by Guarantor during the period commencing on the Return Date and continuing until paid.

       15.    SELLER COOPERATION.

              (a) Reference is made to that certain Reciprocal Easement Agreement, by and between P&C and Millard M. Kay, as Trustee of the K.V. Realty Trust, dated as of August 2, 1979, and recorded in Book 3282, Page 112 in the Office, as amended by First Amendment, dated as of August 21, 1979, and recorded in Book 3284, Page 839 and Second Amendment, dated as of June 3, 1980 and recorded in Book 3301, Page 1011 (the "REA"). The REA restricts the owners or lessees of the Property and the adjoining parcels described in EXHIBIT E annexed hereto and made a part hereof (the "ADJACENT PARCEL") from taking certain actions, including without limitation, increasing the gross leasable area above that shown on the Site Plan attached to the REA and changing the traffic patterns as shown on the Site Plan attached to the REA (the "REA RESTRICTIONS").

              (b) Seller hereby (i) irrevocably waives all rights arising under the REA to object to construction upon and development of any portion of the Adjacent Parcel, and (ii) consents to development of an outparcel portion of the Property by the ground lessee under the Silverman Ground Lease (the "GROUND LESSEE") (collectively, the "PROPOSED DEVELOPMENT") for retail purposes, provided that Purchaser shall have consented to such Proposed Development, and agrees to sign any necessary documents or agreements in connection therewith.

              (c) During the term of this Agreement, Seller shall cooperate fully with Purchaser and its affiliate and the Ground Lessee, at no cost to Seller (other than Seller's general overhead or time devoted thereto by any of Seller's employees, principals, officers or directors) in connection with obtaining such approvals, permits, licenses, consents, authorizations, waivers, variances, acknowledgements and the like which Purchaser, the Ground Lessee and/or their affiliates may seek in connection with the Proposed Development, and agrees to execute any necessary documents or agreements in connection therewith. Additionally, Seller shall not object to the application by Purchaser or the Ground Lessee of any subdivision approvals, zoning variances and approvals, EPA approvals, environmental conservation approvals, board of health approvals, department of transportation approvals, railroad approvals, curb cut and access and egress approvals, on-and off-site highway and road approvals and building permits which are a condition to the commencement of construction of the Proposed Development.

              (d)    During the term of this Agreement, Seller shall consent to, and execute any and all documents, instruments, amendments, covenants, appurtenances and/or authorizations in connection with or relating to the Proposed Development requested by Purchaser, its affiliate or the Ground Lessee, which shall be necessary or desirable with respect to the Proposed Development.

       16. CONDITIONS TO CLOSING. The obligation of Purchaser to consummate the transaction contemplated by this Agreement is subject to the following conditions precedent being fully complied with at or prior to the Closing, each of which conditions may be waived or modified in whole or in part by Purchaser in its sole discretion:

              (a) TITLE. Seller shall have delivered to Purchaser title to the Property as required by SECTION 6.

              (b)    OTHER  DELIVERIES  AND   OBLIGATIONS.   Seller  shall  have
delivered all items described in SECTION 8 and performed all other obligations of Seller provided herein.

              (c) REPRESENTATIONS. All representations and warranties of Seller stated in this Agreement shall be true, correct and complete in all material respects (individually and in the aggregate) as of the Closing.

              (d) DOCUMENTS. All documents of Seller with respect to the transactions contemplated herein shall be reasonably satisfactory to Purchaser's counsel and to the Title Company as being in accordance with the terms of this Agreement.

       17.    GENERAL.

              (a) WAIVERS. The parties to this Agreement may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such condition or obligation. Any past waiver as to any of the terms, covenants, conditions or provisions of this Agreement shall not operate as a future waiver of the same terms, covenants, conditions or provisions or prevent the future enforcement thereof.

              (b) BINDING EFFECT. Each and all of the terms, covenants, conditions, agreements and stipulations contained herein shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and successors in interest.

              (c) IDENTIFICATION. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, the plural the singular, and the masculine gender shall include the feminine and neuter genders and the word "PERSON" shall include corporation, firm, partnership or other form of association. The phrase "THE DATE HEREOF" or words of similar import shall refer to the last date of execution hereof by either one of the Purchaser or the Seller.

              (d) CAPTIONS. The article and section titles, headings or captions contained in this Agreement are inserted only for purposes of identification and as a matter of convenience and for reference; in no way define, limit, extend or describe the scope of this Agreement or the interest of any provision hereof; and shall, accordingly, not be considered in construing, defining, limiting or extending this Agreement as aforesaid.

              (e) ENTIRE AGREEMENT. This Agreement constitutes and sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings of the parties hereto and of their respective principals in connection therewith. No promise, representation, warranty, covenant, agreement or condition not included or expressed in this Agreement has been or is relied upon by either party hereto nor shall the same be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Agreement, unless in writing, signed by the respective parties and dated contemporaneously or subsequent to the date hereof. Furthermore, neither party hereto has made any representations, warranties or covenants to the other party concerning any tax benefits or tax treatment which may be given to the other party in connection with the transaction contemplated hereunder. No modification or amendment of this Agreement shall be of any force or effect unless made, in writing, and executed by both Purchaser and Seller.

              (f) APPLICABLE LAW. This Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York.

              (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts and such counterparts shall, for all purposes, constitute one agreement binding on the parties hereto, notwithstanding that the respective parties are not signatory to the same counterpart or counterparts.

              (h)    SEPARABILITY   OF  PROVISIONS.   If  one  or  more  of  the
provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions hereof, and any application thereof, shall in no way be affected or impaired and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

              (i) TIME FOR PERFORMANCE. Whenever under the terms of this Agreement the time for performance falls on a Saturday, Sunday or legal holiday in the State of Jersey, such time for performance shall be on the next day that is not a Saturday, Sunday or legal holiday.

              (j) LIENS. All sums paid on amount of this Agreement, including the Earnest Money, are hereby made liens upon the Property.

              (k) ATTORNEY'S FEES. In the event of any litigation arising out of this

Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs.


                         [NO FURTHER TEXT ON THIS PAGE]

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day, month and year first above written.

                                        SELLER:

                                        MCANY OF KEARNY, INC.,
                                          a New Jersey corporation


                                        By:
                                           -------------------------------------

                                        PURCHASER:

                                        DELBORNE LAND COMPANY LLC,
                                          a Delaware limited liability company

                                        By: DVL, Inc.,
                                              a Delaware corporation,
                                              Managing Member

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:  Authorized Signatory


BENEDICT A SILVERMAN hereby guarantees repayment of Earnest Money to Purchaser in accordance with this Agreement, and agrees to the terms and conditions of
Section 14 hereof.


Benedict A. Silverman

                                    EXHIBIT A

                             DESCRIPTION OF PROPERTY


                                (Attached hereto)

                                    EXHIBIT B

                             PERMITTED ENCUMBRANCES


       1.     The Silverman Ground Lease and the Kmart Lease;

       2. All presently existing and future liens for unpaid real estate taxes and water and sewer charges not due and payable as of the date of the Closing, subject to adjustment as hereinbelow provided.

       3. All present and future zoning, building, environmental and other laws, ordinances, codes, restrictions and regulations of all governmental authorities having jurisdiction with respect to the Property and all zoning variances and special exceptions, subject to Article 15.

       4. All covenants, restrictions and rights and all easements and agreements, whether or not of record, for the erection and/or maintenance of water, gas, steam, electric, telephone, sewer or other utility pipelines, poles, wires, conduits or other like facilities, and appurtenances thereto, over, across and under the Property serving only the Property.

       5. Any state of facts an accurate survey of the Property may disclose, provided same does not render title unmarketable.

                                    EXHIBIT C

                                  FORM OF DEED

Record and return to:
Solomon and Weinberg LLP
70 East 55th Street
New York, New York 10022
Attention: Howard R. Shapiro                  Prepared by:
                                                          ----------------------

                                                          ----------------------


                                      DEED

       THIS DEED ("DEED") made as of ___________, 2000, by MCANY OF KEARNY, INC., a New Jersey corporation having an office c/o MCARED Realty, 51 Sherman Hill Road, Building A, Suite A-104C, P.O. Drawer C, Woodbury, Connecticut 06798 ("GRANTOR") to DELBORNE LAND COMPANY LLC, a Delaware limited liability company, having an office c/o DVL, INC., 70 East 55th Street, New York, New York 10022 ("GRANTEE").

       CONSIDERATION AND CONVEYANCE. Grantor grants and conveys to Grantee all of its right, title and interest in and to all of the real property and improvements located in the Town of Kearny, County of Hudson, State of New Jersey as more particularly described in EXHIBIT A attached hereto and made a part hereof (the "PROPERTY"), but excluding the land, for Ten Dollars ($10.00) Dollars and other good and valuable consideration the receipt and sufficiency of which being hereby acknowledged by Grantor.

       MUNICIPAL TAX LOT AND BLOCK OR ACCOUNT NUMBER. The Property is designated as Block 15, Lot 8, located in the Town of Kearny, County of Hudson, State of New Jersey.

       RECEIPT OF CONSIDERATION. Grantor has received the full payment from Grantee.

       SIGNATURE OF GRANTOR. Grantor executes this Deed on the day first set forth above.


                                           GRANTOR:

                                           MCANY OF KEARNY, INC.,
                                              a New Jersey corporation

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                 ACKNOWLEDGMENT


STATE OF                )
                        )  ss.:
COUNTY OF               )


       On the ____ day of _______________ 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________, proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature(s) on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument; that the individual is known to me and did not swear an oath.


                                               Notary Public (SEAL)

                                    EXHIBIT D

                  FORM OF ASSIGNMENT OF SILVERMAN GROUND LEASE


Record and return to:
Solomon and Weinberg LLP
70 East 55th Street
New York, New York 10022
Attn:  Howard R. Shapiro               Prepared by:
                                                   -----------------------------



ASSIGNMENT AND ASSUMPTION OF LEASE


       KNOW ALL MEN BY THESE PRESENTS, that MCANY OF KEARNY, INC., a New Jersey corporation, having an office c/o MCARED Realty, 51 Sherman Hill Road, Building A, Suite A-104C, P.O. Drawer C, Woodbury, Connecticut 06798 ("ASSIGNOR"), for and in consideration of TEN ($10.00) DOLLARS and other good and valuable consideration paid by DELBORNE LAND COMPANY LLC, a Delaware limited liability company, having an office c/o DVL, Inc., 70 East 55th Street, New York, New York 10022 ("ASSIGNEE"), the receipt and sufficiency of which being hereby acknowledged, hereby assigns, transfers and sets over unto Assignee, and unto Assignee's successors and assigns, from and after the date hereof (the "CLOSING DATE"), all of Assignor's right, title and interest as lessor in, to and under that certain agreement of lease, dated as of December 30, 1980, between Assignor, as landlord, and Cygnus 77 Associates, a Pennsylvania limited partnership, as tenant, a memorandum of which lease was recorded September 4, 1981 in Book 3330, Page 616 in the Hudson County Recorder's Office (the "GROUND LEASE"), which Ground Lease affects that certain parcel of real property more particularly described in EXHIBIT A annexed hereto and made a part hereof (the "PREMISES"), together with all rents, guarantees, if any, of the obligations of the tenant thereunder and any security deposits, if any, but only to the extent presently held by Assignor as set forth on EXHIBIT B annexed hereto and made a part hereof (the "SECURITY DEPOSIT"), subject to the terms and conditions of the Ground Lease.

       TO HAVE AND TO HOLD THE SAME unto Assignee, its successors and assigns, forever.

       Assignee for itself, its successors and assigns, hereby assumes all of the rights, duties and obligations of the lessor under the Ground Lease arising from and after the date hereof.


                         [NO FURTHER TEXT ON THIS PAGE]

       IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Lease as of ______________________, 2000.

                                          ASSIGNOR:

                                          MCANY OF KEARNY, INC.
                                            a New Jersey corporation


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                          ASSIGNEE:

                                          DELBORNE LAND COMPANY LLC,
                                            a Delaware limited liability company

                                          By:  DVL, Inc.,
                                                 a Delaware corporation,
                                                 Managing Member

                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:  Managing Member

                                 ACKNOWLEDGMENT


STATE OF                )
                        )  ss.:
COUNTY OF               )


       On the ____ day of  ______________________  in the year 2000,  before me, the undersigned, personally appeared _______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                                 Notary Public  (SEAL)

                                 ACKNOWLEDGMENT



STATE OF                )
                        )  ss.:
COUNTY OF               )


       On the ____ day of _________________ in the year 2000, before me, the undersigned, personally appeared _________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she/he executed the same in her/his capacity, and that by her/his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                                 Notary Public  (SEAL)

                                    EXHIBIT A

                                  The Premises
                             (Property Description)


                                [Attached hereto]

                                    EXHIBIT B

                                Security Deposit

                                    EXHIBIT E


                                 ADJACENT PARCEL


                                (Attached hereto)